Exhibit 99.1

SouthState Corporation to Announce Quarterly Earnings Results on Thursday, April 27, 2023	For Immediate Release
Media Contact
Jackie Smith, 803.231.3486

WINTER HAVEN, FL – April 6, 2023 – SouthState Corporation (NASDAQ: SSB) (“SouthState”) announced today that it will release first quarter 2023 earnings results on Thursday, April 27, 2023, after the market closes. Upon release, investors may access a copy of SouthState’s earnings results at the Company’s website at www.SouthStateBank.com under Investor Relations, News, News & Market Data section.

SouthState will host a conference call on April 28, 2023 at 9:00 a.m. (ET) to discuss its first quarter 2023 results. Investors may call in (toll free) by dialing (833) 470-1428 (host: Will Matthews, CFO). The conference ID number is 991051. The number for international participants is (929) 526-1599. Participants may also pre-register for the conference by navigating to https://events.q4inc.com/attendee/772921582. Access detail will be provided via email upon completion of registration.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the link at SouthState’s website at ww.SouthStateBank.com. An audio replay of the live webcast is expected to be available by the evening of April 28, 2023 through the Investor Relations section of www.SouthStateBank.com.